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                                AMENDMENT TO STAFF BUILDERS, INC.
                              1986 NON-QUALIFIED STOCK OPTION PLAN


    The Staff Builders, Inc. (the "Corporation") 1986 Non-Qualified Stock Option Plan (the "Plan") is hereby amended as follows:

    All references to, and all terms and provisions of, the Plan relating to the common stock of the Corporation shall be deemed to be references to and relating to for all purposes and in all cases, the Class A Common Stock of the Corporation.

    This amendment shall be effective as of October 27, 1995.



                                                     STAFF BUILDERS, INC.


                                                      By:/s/ Stephen Savitsky
                                                         --------------------
                                                         Stephen Savitsky
                                                         Chairman of the Board,
                                                         President and
                                                         Chief Executive Officer